                                                                   EXHIBIT 10.98

                             REAL ESTATE AGREEMENT
                             ---------------------

     BY THIS AGREEMENT, made and entered into this 19th day of October, 1995, UNITED STATIONERS, INC. ("Seller") and BOISE CASCADE OFFICE PRODUCTS CORPORATION ("Purchaser") do hereby agree as follows:

     1. Premises. Seller shall sell to Purchaser and Purchaser shall purchase from Seller, at the price and on the terms and conditions set forth herein, the real property and all appurtenances and improvements thereto which are located in Cobb County, Georgia, and are more particularly described in Exhibit A, attached hereto and by this reference made a part hereof ("Premises").

     2. Personal Property. The personal property described in Exhibit C, attached hereto and by this reference made a part hereof, is included in the sale of the Premises ("Personal Property"). At Closing, Seller shall deliver to Purchaser a bill of sale substantially in the form of Exhibit C. Seller represents and warrants that it has or at Closing will have good and marketable title to such Personal Property, free and clear of all liens, claims, and encumbrances.

     3. Purchase Price. Purchaser shall pay Seller the sum of $4,000,000 for the Premises and $220,000 for the Personal Property, ("Purchase Price"). The Purchase Price shall be paid at Closing as hereinafter defined).

     4. Conditions Precedent to Closing. Purchaser's obligations hereunder are subject to the satisfaction of the following conditions:

          (a) Purchaser shall have had sufficient opportunity to have completed an examination of the Premises and conducted such engineering, environmental, and feasibility studies, including soil tests and borings on the Premises as are necessary to determine the physical and economical suitability of the Premises for Purchaser's proposed use, in order for Purchaser to have determined, in its reasonable discretion, that the Premises are suitable for Purchaser's proposed use and that its proposed use is economically feasible.

Such studies shall be conducted by Purchaser at its sole cost and expense. Seller agrees to allow Purchaser reasonable access to the Premises to conduct such studies. Purchaser shall save, defend, indemnify, and hold Seller harmless from and against all claims, lawsuits, judgments, losses, liabilities, or expenses of any kind or nature which may be incurred by Seller as the result of Purchaser's negligence or misconduct with respect to any examination, test, or study on the Premises, excluding the discovery of any preexisting condition on the Premises. The obligations of Purchaser imposed by the preceding sentence shall survive any termination of this Agreement and shall survive Closing;

          (b) Purchaser shall have received an executed original of Seller's certification of nonforeign status made pursuant to Section 1445(b)(2) of the Internal Revenue Code and in a form substantially similar to Exhibit B attached hereto and incorporated by this reference;

          (c) Purchaser shall have determined to its satisfaction that utilities, including water, sanitary sewer, storm sewer, natural gas, and electricity are available to the Premises in a location and capacity adequate to accommodate Purchaser's intended use of the Premises;

          (d) Purchaser shall have determined to its satisfaction that the zoning of the Premises will permit Purchaser's proposed use of the Premises;

          (e) The conditions of the title to the Premises and survey matters shall have been approved by Purchaser in accordance with the procedure set forth in Sections 13 and 14.

          Within ten days of full execution of this Agreement, Seller shall deliver to Purchaser a copy of each existing survey, plat map, environmental or soils study, and the like in Seller's possession which further describes the Premises in order to assist Purchaser in its investigation of the Premises.

          Purchaser shall have 45 days from date hereof in which to determine whether the conditions set forth in this Section 4 are satisfied and, in the case of the condition of title and survey matters, the periods set forth in Sections 13 and 14. If any of such conditions are not satisfied, in the sole judgment of Purchaser, Purchaser may terminate this Agreement upon written notice to Seller within 60 days. Absent such written notice to Seller, Purchaser shall be deemed to have waived all unsatisfied conditions. If Purchaser terminates this Agreement pursuant to the foregoing option, neither party shall have any further rights or obligations under this Agreement, except as provided in Section 22.

     5.  Risk of Condemnation.

          (a) If any governmental entity or any other entity with the power of condemnation gives Seller notice that it intends to commence condemnation of or commences condemnation for all or any portion of or interest in the Premises or improvements thereto, Seller shall immediately notify Purchaser of such event. Purchaser may, at its option, terminate this Agreement and neither party shall have any further rights or obligations under this Agreement, except as provided in Section 22. Should Purchaser elect not to exercise the foregoing option to terminate this Agreement, Seller shall appoint Purchaser as its agent to conduct all negotiations with the condemning party and, at Closing, shall assign to Purchaser all of its rights against the condemning party or proceeds received from the condemning party. In such case, the sale provided for herein shall be closed without reduction in or adjustment to the Purchase Price.

          (b) If all or any material portion of the improvements to the Premises are destroyed at any time prior to Closing, Seller shall promptly provide Purchaser with a written report describing the damage. Purchaser may within 15 days thereafter and prior to Closing terminate this Agreement. If this Agreement is so terminated, neither party shall have any further obligation to the other hereunder, except as provided in Section 22.

          If Purchaser elects not to terminate this Agreement or if the damages are not material, the sale provided for herein shall be Closed without reduction or other adjustment in the Purchase Price except that the Purchaser shall be entitled to the proceeds of any property damage insurance carried on the damaged or destroyed improvements (other than proceeds of insurance on any of Seller's property not intended to be transferred hereunder). In such event,

Seller shall permit and authorize Purchaser to conduct all negotiations with claims adjusters representing the carriers of such coverage and shall assist in Purchaser's efforts to collect such proceeds.

     6. Taxes and Assessments: Closing Costs. Real estate taxes (and personal property taxes, utilities, and other similar items, if any) shall be prorated between the parties as of the date of Closing. Seller shall not assign any policies of liability or property damage insurance covering the Premises. No insurance premiums shall be prorated. Purchaser shall be entitled to a credit against the Purchase Price for the amount of any unpaid special assessments. Purchaser shall pay for recording fees and for one-half of any Closing fees, including escrow fees. Transfer taxes and assessments, deed stamps and one-half of any Closing fees, including escrow fees, shall be paid by Seller. Each party shall pay its own attorneys' fees and all expenses incurred by it other than expenses specifically enumerated in this Section 6.

     7. Deed. Seller shall convey the Premises to Purchaser by general warranty deed conveying marketable title to the Premises subject only to the following exceptions:

               A. Building and zoning laws, ordinances, state and federal regulations;

               B.  Current real estate taxes;

               C. Rights-of-way, easements, restrictions, reservations and mineral rights of record (which are approved by Purchaser pursuant to Section 13 hereof;

               D. Acts done or suffered or judgments against Purchaser or any person claiming by, through or under Purchaser.

Such deed shall contain a legal description of the Premises which is based upon and consistent with the survey of the Premises provided for in Section 14.

     8. Possession. Purchaser shall be entitled to possession of the Premises at Closing. The Premises shall be delivered in the same condition of repair and working order as at the date of signing this Agreement, free of debris and in broom-clean condition. If the

Premises are not so delivered to Purchaser, Seller agrees to reimburse Purchaser for the cost of making such repairs and cleaning as necessary to achieve such condition of the Premises. In the event Seller cannot deliver possession of the Premises to Purchaser on January 15, 1996, Purchaser shall be entitled to a refund of $220,000. In the event such delay extends beyond February 15, 1996, Purchaser may, at its option, terminate this Agreement and obtain a full refund of the Purchase Price. The foregoing remedy shall be in addition to any other remedy Purchaser may have at law or in equity, including but not limited to the right of specific performance.

          Prior to Closing, Seller shall have removed from the Premises all personal property (to include product inventory, leased equipment and personal effects of employees) stored or in use thereon which belongs to Seller or others that is not to be conveyed to Purchaser pursuant to Paragraph 2 of this Agreement. If Seller fails to remove such personal property prior to Closing, Purchaser may remove and dispose of such personal property as it sees fit, and it may recover its costs of doing so, net of any salvage value of the personal property, from the Seller.

     9. Warranty of Title. Seller warrants that it has or will have at Closing good and marketable title to the Premises, free and clear of all liens, claims, and encumbrances except for restrictions, reservations, easements, and mineral interests of record shown in the Commitment (as hereinafter defined).

     10. Closing. The term "Closing" as used in this Agreement means the payment by Purchaser to Seller of the Purchase Price at Closing and the delivery by Seller to Purchaser of the general warranty deed. Unless otherwise agreed by the parties, Closing shall take place on January 15, 1996. This transaction shall be closed through an escrow that is to be held by a local office of First American Title Insurance Company. Each party shall execute and deliver on a timely basis all escrow instructions, deeds, funds, and other documents reasonably necessary to accomplish Closing.

     11. Brokers. Purchaser warrants to Seller that no person or other entity of any sort is entitled to any commission, broker's fee, finder's fee, or other payment by reason of the action of Purchaser

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

in connection with this transaction. Seller warrants to Purchaser that no person or other entity of any sort is entitled to any commission, broker's fee, finder's fee, or any other payment by reason of the action of Seller in connection with this transaction. Each party shall hold harmless, indemnify, and defend the other from and against all claims by third parties for such commissions or other fees which arise from or are based upon the actions of the indemnifying party and which constitute a violation of the indemnifying party's warranty contained in this Section 11.

     12. Default. If Purchaser fails to close this transaction when and as required hereby, Seller may terminate this Agreement, in which case Purchaser shall have no further rights or interest in the Premises. The foregoing remedy shall be in addition to any other remedy Seller may have at law or in equity.

          If Seller fails to close this transaction in accordance with its terms, Purchaser may terminate this Agreement. The foregoing remedy shall be in addition to any other remedy Purchaser may have at law or in equity, including but not limited to the right of specific performance.

     13. Title Approval. Seller shall deliver to Purchaser, within 20 days from the date hereof, at Seller's expense,a commitment for title insurance (the "Commitment") from First American Title Insurance Company for title insurance in the amount of the purchase price, and legible copies of all recorded instruments affecting the Premises and recited as exceptions in the Commitment. If Purchaser has an objection to items disclosed in such Commitment, Purchaser shall have 10 days after receipt of such instrument and the property survey described in
Section 14 to make written objections to Seller. If Purchaser makes such objections, Seller shall have 15 days from the date such objections are disclosed to cure the same, and the Closing date shall be extended if necessary. If the objections are not satisfied within such time period, Purchaser may (i) terminate this Agreement and neither party shall have any further rights or obligations under this Agreement, except as provided in Section 22, or (ii) waive the unsatisfied objections and close the transaction in accordance with this Agreement, except that the amount of all monetary encumbrances shall be credited against the Purchase Price. If Purchaser does not notify Seller in writing of objections to the condition of title within the time period provided for above, Purchaser shall be deemed to have agreed to accept title to the Premises in the condition shown in the Commitment. Seller shall bear the cost of the title insurance.

     14. Property Survey. Within 30 days from date hereof, Seller, at Seller's sole cost and expense, shall cause to be delivered to Purchaser a current survey of the Premises prepared by a surveyor acceptable to the parties and the title company closing this transaction. The survey shall certify to the Purchaser and the title company that: (i) the survey was made and staked on the ground; (ii) the survey shows the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements and rights-of-way on or adjacent to the Premises, if any; (iii) there are no visible discrepancies, conflicts or encroachments except as shown on the survey; (iv) the survey is a true, correct and accurate representation of the Premises; (v) the survey sets forth the number of total acres/square feet comprising the Premises, together with a metes and bounds description thereof; (vi) the current zoning; and (vii) the Premises do not lie within a designated flood plain area. All easements and rights-of-way shall be referenced to the recording information applicable to the documents creating such easements or rights-of-way which have been recorded with the county clerk of the county in which the Premises are located. The survey shall locate and mark all corners and angles of the Premises perimeter on the ground with permanent, buried iron surveyor's stakes.

          If the survey discloses any condition or defect in the legal description or physical condition of the Premises (including, without limitation, encroachments, failure to close any legal descriptions, discrepancies between the legal description in Seller's chain of title and the surveyed legal description, or the existence of easements) which, in the sole discretion of Purchaser, are unacceptable or will interfere with its intended use of the Premises, Purchaser may by notice given to Seller within 10 days of Purchaser's receipt of such survey, object to such defect. If the Seller fails to effect a cure of the defect complained of within 15 days thereafter, Purchaser may at its option exercised by delivery of written notice either: (i) terminate this Agreement or (ii) elect to Close without cure of the defect complained of. If the Purchaser elects to terminate this Agreement, neither party shall have any further obligation hereunder, except as provided in Section 22. If the Purchaser fails to notify Seller of any objection to survey defects within the timeframe provided for above, Purchaser shall be deemed to have agreed to accept the Premises subject to all of the survey defects disclosed by the survey.

     15. Environmental Representations and Warranties. As an inducement to Purchaser to purchase the Premises, Seller hereby covenants, represents, and warrants to Purchaser the following:

           (a) Seller has not caused and will not cause, and there never has occurred during the time Seller has occupied the Premises, the release of any "hazardous substance" on the Premises as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

          (b) Seller has not caused any asbestos or asbestos-containing material to be placed on or under the Premises;

          (c) There are currently no underground storage tanks on or under the Premises and there have not been any underground storage tanks on or under the Premises at any time in the past;

          (d) To the best of Seller's knowledge, the Premises are not subject to any federal, state, or local "Superfund" lien, proceeding, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any such "hazardous substance" from the Premises;

          (e) Seller has at all times complied with all applicable federal, state, and local environmental laws and regulations applicable to the Premises and the operations conducted thereon;

          (f) As of the date of Closing, Seller will possess and be in full compliance with all environmental permits, licenses, and other governmental approvals that are required with respect to the Premises and the activities conducted thereon; and

          (g) Seller agrees, to the maximum extent permitted by law, to indemnify, defend and save Boise Cascade and its successors in interest in the Premises harmless from and against any and all claims, demands, causes of action, proceedings and/or suits, damages (actual and punitive), including the cost of correcting or compensating for injuries (to persons, property, the environment, or natural resources), and for fines, interest, penalties, losses, and other costs (including engineering costs and attorneys fees), and liabilities (hereinafter referred to as "Indemnifiable Damages") which are asserted against or are incurred by Boise Cascade, its agents, licensees, invitees, contractors, or assigns, or its successors in interest in the Premises ("Indemnified Parties"), as a result (direct or indirect) of, the untruth or inaccuracy of any of the foregoing matters represented and warranted by Seller to Boise Cascade or the breach of any of the foregoing covenants and warranties of Seller, whether discovered prior to or after Closing. The foregoing indemnification shall include all attorneys' fees incurred by the Indemnified Party in resolving issues that constitute breaches of the foregoing warranties. This indemnity does not extend to contamination of the Premises occurring after the Closing, nor does it extend to contamination caused solely by the negligent or willful act of any of the Indemnified Parties, nor does it extend to any matter covered by that certain Environmental Indemnity Agreement dated January 31, 1992 among Boise Cascade Office Products Corporation and Boise Cascade Corporation as Indemnifying Parties and Associated Stationers, Inc., which agreement, and the obligations set forth therein, remain in full force and effect for the benefit of Seller as successor-in-interest to Associated Stationers, Inc. and shall survive the Closing forever.

          The obligations imposed upon Seller by this environmental indemnity provision shall not be offset by any claims which may be made by Seller against any of the Indemnified Parties, except under the Environmental Indemnity Agreement dated January 31, 1992, and shall survive the Closing forever.

          The foregoing indemnification obligations shall apply regardless of whether such Indemnifiable Damages are founded upon municipal, state, or federal, statutory or common law, rules or principles or this Agreement. All Indemnified Damages shall be paid by Seller to the Indemnified Party making the claim within 30 days of presentment for payment by any of the Indemnified Parties.

          Any Indemnified Party making a claim under this Section 15 shall give prompt notice to the Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect to which indemnification may be sought hereunder, specifying, if known, the facts pertaining thereto and the amount or an estimate of the amount of the liability arising therefrom. Any Indemnified Party's failure to give such notice shall not relieve the Seller of any liability hereunder (except to the extent that the Seller has suffered actual prejudice thereby). The Seller shall assume the defense of any such suit, action or proceeding at its own expense, and the Indemnified Parties shall have the right (but not the duty) to participate in the defense thereof. The Seller and the Indemnified Parties shall cooperate in the defense of prosecution thereof and shall take all such actions as may be reasonably requested by the other in connection therewith. No investigation by any of the Indemnified Parties at or prior to the Closing shall relieve the Seller of any liability hereunder.

          This Section 15 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that regardless of any such succession or assignment, the parties hereto shall continue to be liable for their respective obligations contained herein.

     16. Access to Premises. Upon execution of this Agreement, Purchaser and its consultants or invitees shall be entitled to reasonable access to the Premises during normal business hours upon reasonable notice to Seller for the purpose of designing changes to the Premises.

     17. Assignment. Neither this Agreement nor any rights arising under it may be assigned or mortgaged by either party without the prior written consent of the other party, and any attempt to transfer this Agreement or any rights or interests arising hereunder, by

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

operation of law or otherwise, without such consent shall be void and of no force or effect.

     18. Modification; Waivers. No part of this Agreement may be amended or modified without the express written consent of both parties. Neither party shall be held to have waived any of its rights hereunder except by delivery of a written instrument expressing a clear and specific intent to waive such right.

     19. Notices. Any notice or demand required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given or made if given by any of the following methods:

          (a) Deposited in the United States mail, in a sealed envelope, postage prepaid, by registered or certified mail, return receipt requested, or hand delivered, respectively addressed as follows:

                   To Boise Cascade:           Boise Cascade Office Products
                                                 Corporation
                                               Attention: General Counsel
                                               One Jefferson Square
                                               P.O. Box 50
                                               Boise, ID 83728
                                               Telecopy number (208) 394-4934
                                               Telephone number (208) 384-7696
                   with a copy to:             Boise Cascade Office Products
                                                 Corporation
                                               Attention: Vice President &
                                                 General Manager
                                               800 W. Bryn Mawr Ave.
                                               Itasca, IL 60143

                   To Seller:                  United Stationers Supply Co.
                                               2200 East Golf Road
                                               Des Plaines, IL 60016
                                               Attention:  President
                                               Telecopy number  (708) 699-0891
                                               Telephone number (708) 699-5000

                   With a copy to:             Otis H. Halleen
                                               800 East Northwest Highway
                                               Suite 700
                                               Palatine, IL 60067
                                               Telecopy number  (708) 705-9608
                                               Telephone number (708) 705-3886

          (b) Sent to the above address via an established national overnight delivery service (such as Federal Express), charges prepaid, or

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

          (c) Sent via any electronic communications method, provided the sender obtains written confirmation of receipt of the communication by the electronic communication equipment at the office of the addressee listed above; provided, if this method is used, the party shall immediately follow such notice with a second notice in the method set forth in (a) or (b) above. Notices shall be effective when sent or when hand delivered.

     20. Enforcement and Attorneys' Fees. In the event suit or other action is instituted to enforce or interpret any of the terms or obligations under this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees from the other party as determined by the court.

     21. Integration. This Agreement contains the entire agreement of the parties concerning the subject hereof, including all oral understandings or agreements, and there are no collateral understandings or agreements or representations or warranties not expressly included herein.

     22. Survival. All representations and warranties made herein shall be true and correct as of Closing and shall survive Closing. All obligations of either party to hold harmless, indemnify, or defend the other party shall survive Closing, including but not limited to Seller's obligations set forth in Section 15.

     23.  Time.  Time is of the essence to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              SELLER:
                              UNITED STATIONERS SUPPLY CO.

                              By  Daniel H. Bushell
                                 ------------------
                              Title   EVP & CFO
                                    ---------------

                              PURCHASER:
                              BOISE CASCADE OFFICE PRODUCTS CORPORATION

                              By __________________________
                              Title CEO/PRES
                                    --------
                                   EXHIBIT A
                                   ---------
                           REAL PROPERTY DESCRIPTION
                           -------------------------

          The property located at 4800 Highlands Parkway, Smyrna, Georgia, legally described as follows:

                TRANSFEROR'S CERTIFICATION OF NONFOREIGN STATUS
                -----------------------------------------------


          To inform Boise Cascade Office Products Corporation, a Delaware corporation ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code"), will not be required upon the transfer of certain real property to the Transferee by United Stationers Supply Co., an Illinois corporation ("Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

     1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated hereunder),

     2.  The Transferor's U.S. employer identification number is 36-2431718, and

     3. The Transferor's office address is 2200 East Golf Road, Des Plaines, Illinois 60016.

          The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

          Under penalty of perjury, I declare that I have examined this Certificate and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

          Date of this _______ day of _________________, 19___.

                                       TRANSFEROR:
                                       United Stationers Supply Co.



                                       By  _______________________________
                                       Its _______________________________

                                  BILL OF SALE
                                  ------------

For valuable consideration, the receipt of which is acknowledged, UNITED STATIONERS SUPPLY CO. ("United"), an Illinois corporation, having its principal place of business at 2200 East Golf Road, Des Plaines, Illinois 60016, hereby sells, transfers, assigns and conveys to BOISE CASCADE OFFICE PRODUCTS CORPORATION ("Boise Cascade"), all of United's rights, title, and interest in the following personal property:

     Personal Property: All warehouse and office property located at 4800 Highlands Parkway, Smyrna, Georgia, (excluding United's product inventory, any leased equipment, and personal effects of employees) and including, but not limited to, all pallet racking, all conveyor systems, all bin shelving, all mobile equipment, both powered and non-powered and all associated batteries and chargers, all owned security systems, all office furniture, wall fixtures, cafeteria equipment, and telephone and voice mail systems.

United hereby represents and warrants to Boise Cascade that United is the absolute owner of the Personal Property, that the Personal Property is free and clear of all liens, charges, and encumbrances, and that United has full right, power, and authority to sell the Personal Property and to execute this Bill of Sale.

ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE EXPRESSLY EXCLUDED.
-----------------------------------------------------------------------------

IN WITNESS WHEREOF, this Bill of Sale has been executed by the undersigned effective as of _____________________, 1996.



                                       UNITED STATIONERS SUPPLY CO.


                                       By ______________________________
                                       Title ___________________________

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